CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 2000, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-90857) and related Prospectus of Intersil Holding Corporation for the registration of 3,703,707 shares of Class A Common Stock, par value $.01 per share and 200,000 Warrants to purchase Shares of Class A Common Stock.


                              /s/ Ernst & Young LLP


Jacksonville, Florida
September 12, 2000